EXHIBIT 10.1

SECOND AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Second Amendment to Lease (“Amendment”) dated October 21, 2003, is by and between THE IRVINE COMPANY (“Landlord”), and NUVELO, INC., a Nevada corporation formerly known as HYSEQ, INC., a Nevada corporation (“Tenant”).

II.	RECITALS.

On April 30, 2001, Landlord and Tenant (then known as Hyseq, Inc., a Nevada corporation), entered into a lease (“Original Lease”) for space in a building located at 985 Almanor Avenue, Sunnyvale, California (“Premises”), which lease was amended by a First Amendment to Lease (“First Amendment”) dated August 1, 2002 (as amended, inclusive of this Amendment, the “Lease”). On or about January 31, 2003, Tenant changed its name to Nuvelo, Inc., a Nevada corporation.

Landlord and Tenant each desire to modify the Lease to adjust the Basic Rent and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of October 1, 2003, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“Basic Rent: Three Hundred Five Thousand One Hundred Thirty-Six Dollars ($305,136.00) per month.

Basic Rent is subject to adjustment as follows:

Commencing July 1, 2004, the Basic Rent shall be Zero Dollars ($0.00) per month.

Commencing April 1, 2005, the Basic Rent shall be Three Hundred Sixty Thousand Six Hundred Fifteen Dollars ($360,615.00) per month.

Commencing June 1, 2005, the Basic Rent shall be Four Hundred Forty-Six Thousand Two Hundred Seven Dollars ($446,207.00) per month.

Commencing June 1, 2006, the Basic Rent shall be Four Hundred Sixty-Four Thousand Fifty-Five Dollars ($464,055.00) per month.

Commencing June 1, 2007, the Basic Rent shall be Four Hundred Eighty-Two Thousand Six Hundred Seventeen Dollars ($482,617.00) per month.

Commencing June 1, 2008, the Basic Rent shall be Five Hundred One Thousand Nine Hundred Twenty-Two Dollars ($501,922.00) per month.

Commencing June 1, 2009, the Basic Rent shall be Five Hundred Twenty-One Thousand Nine Hundred Ninety-Nine Dollars ($521,999.00) per month.

Commencing June 1, 2010, the Basic Rent shall be Five Hundred Forty-Two Thousand Eight Hundred Seventy-Nine Dollars ($542,879.00) per month.”

B. Current Payment. Concurrently with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall pay the sum of Two Million Seven Hundred Forty-Six Thousand Two Hundred Twenty-Four Dollars ($2,746,224.00) to Landlord as and for prepaid Basic Rent for the period of October 1, 2003 through June 30, 2004.

C. Additional Deferred Base Rent Obligation. Tenant acknowledges that by virtue of the revised rental schedule set forth above, Landlord shall receive less Basic Rent than would previously have been payable by Tenant for the time period of October 1, 2003 through May 31, 2005. The total amount deferred pursuant to this Amendment is Three Million Seventy-Nine Thousand Ninety-Eight Dollars ($3,079,098.00) (the “Additional Deferred Base Rent”). In consideration of the foregoing rent deferral, Tenant agrees to pay Landlord, in addition to the Basic Rent listed above, the Additional Rent payable pursuant to the First Amendment, and all other sums payable pursuant to the Lease, the sum of Two Million Eight Hundred Seventy-Nine Thousand Ninety-Eight Dollars ($2,879,098.00) (the “Additional Deferred Base Rent Payment”) on May 30, 2011. If Tenant extends the Term of the Lease pursuant to Section 3.3 or if Landlord and Tenant hereafter agree to renew or extend the Lease Term for at lease three (3) years, then Tenant may elect to pay the Additional Deferred Base Rent Payment in thirty-six (36) monthly installments of Seventy-Nine Thousand Nine Hundred Seventy-Five Dollars ($79,975.00) per month commencing June 1, 2011 and continuing through May 1, 2015. Any such election to pay the Additional Deferred Base Rent Payment in installments shall be delivered in writing to Landlord concurrently with the Commitment Notice or execution of an amendment to the Lease renewing or extending the Term, as applicable. If Tenant makes any such election, the parties shall promptly memorialize the election on an amendment to the Lease.

D. Effect of Default. In the event of any default under the Lease by Tenant, Landlord may elect to declare the full amount of any accrued Deferred Base Rent and Additional Deferred Base Rent to be immediately due and payable, in which case the Basic Rent shall immediately be increased to the rates set forth in the Original Lease.

E. Prepayment. Paragraph C of the First Amendment is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Prepayment. Tenant may, at any time, elect to pay to Landlord the full amount of any accrued Deferred Base Rent and Additional Deferred Base Rent, in which event the rent schedule set forth in the Original Lease shall again become effective. In such event, the parties shall promptly memorialize the change on an amendment to the Lease.”

F. Early Reinstatement of Rent. Paragraph D of the First Amendment is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Early Reinstatement of Rent. In the event that Tenant shall successfully raise Seventy-Five Million Dollars ($75,000,000.00) in cash as a result of a single public or private offering, the full amount of any accrued Deferred Base Rent and Additional Deferred Base Rent shall become immediately due and the rent schedule set forth in the Original Lease shall again become effective. Tenant agrees that it shall give prompt written notice to Landlord of any such offering.”

G. Effect of Sublease. In the event that Tenant shall sublease all or any portion of the Premises, the rent schedule set forth in the Original Lease shall again become effective as to such subleased portion of the Premises. In such event, the parties shall promptly memorialize the change on an amendment to the Lease, which amendment shall include an adjustment to the calculations of Deferred Base Rent and/or Additional Deferred Base Rent to reflect any change in the amounts thereof caused by the return of the subleased portion of the Premises to the rent schedule set forth in the Original Lease. Nothing in this paragraph shall be deemed to modify or amend any restrictions or requirements set forth in Article IX or otherwise applicable to the subleasing of the Premises by Tenant.

F. Security. Tenant and Guarantor understand that all terms and conditions of the Guarantee of Lease dated April 30, 2001 and executed by Dr. George B. Rathmann will remain in full force and effect, and the terms and conditions of Paragraph F of the First Amendment will also remain in full force and effect notwithstanding the modifications set forth in this Amendment.

G. Broker’s Commission. Landlord shall not be responsible for the payment of any brokerage commissions or offer any tenant improvement allowances in connection with this Amendment.

H. Lender Consent. Landlord hereby represents that no lender consent is required for this Amendment.

IV.	GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Authorization/Reasonably Equivalent Value: Tenant represents and warrants that in the execution of this Amendment, Tenant was not acting under any misapprehension as to the effect hereof, and acted freely and voluntarily and was not acting under coercion or duress; that the execution of this Amendment was duly authorized by Tenant; and that Tenant believed and now believes that the consideration given by each party for this Amendment represents reasonably equivalent value.

D. Solvency of Tenant: Tenant represents and warrants that it is not currently insolvent as that term is defined in section 101(32) of Title 11 of the United States Code, 11 U.S.C. §§ 101-1330, nor will Tenant become insolvent as a result of this Amendment.

E. Amendment Improves Tenant’s Financial Position: Tenant represents and warrants that the completion of this Amendment will enhance Tenant’s overall financial position and that Tenant has proffered and requested this Amendment to improve its financial position.

F. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

G. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

H. Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

I. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

[LEGAL APPROVAL STAMP]

LANDLORD: THE IRVINE COMPANY		TENANT NUVELO, INC.

By	/s/ William R. Halford	By	/s/ Ted W. Love

Name	William R. Halford	Name	Ted W. Love
Title	President	Title	President & CEO
Office Properties

By	/s/ Donald S. McNutt	By	/s/ Peter S. Garcia

Name	Donald S. McNutt	Name	Peter S. Garcia
Title	Senior Vice President	Title	Sr. VP & CFO
Office Properties

ACKNOWLEDGMENT OF GUARANTOR

The undersigned, as Guarantor under that certain Guarantee of Lease dated April 30, 2001, does hereby acknowledge and agree that the provisions of said Guarantee shall remain in full force and effect as to the obligations of Tenant under the Lease, as amended herein. The undersigned Guarantor acknowledges that Landlord would not have executed this Amendment without this acknowledgment and agreement on the part of the undersigned Guarantor.

GUARANTOR:

/s/ George B. Rathmann

Dr. George B. Rathmann

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